UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2025

Automatic Data Processing, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-5397	22-1467904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

(973) 974-5000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value (voting)	ADP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2025, Automatic Data Processing, Inc., a Delaware corporation (the “Company”), entered into a $4.55 billion 364-Day Credit Agreement (the “364-Day Facility”) and a $2.5 billion Five-Year Credit Agreement (the “Five-Year Facility,” and together with the 364-Day Facility, the “New Facilities”) with a group of lenders (the “Lenders”).

The Five-Year Facility contains an accordion feature under which the aggregate commitment can be increased by $500 million to an aggregate principal amount of $3 billion, subject to the availability of additional commitments. The 364-Day Facility replaced the Company’s prior $4.55 billion 364-day facility, entered into on June 28, 2024, and the Five-Year Facility replaced the Company’s prior $2.25 billion five-year facility, entered into on June 30, 2023, both of which were terminated on June 27, 2025. JPMorgan Chase Bank, N.A. acts as Administrative Agent, and Bank of America, N.A., BNP Paribas, Wells Fargo Bank, N.A. and Deutsche Bank Securities Inc., as Syndication Agents, for each of the New Facilities.

The New Facilities will have a revolving credit option, which will be provided on a committed basis. Amounts borrowed and repaid may be reborrowed subject to availability under each New Facility.

The Lenders’ commitments under the 364-Day Facility will expire on June 26, 2026 and any borrowings outstanding will mature and be payable on such date (or, at the option of the Company, subject to the accuracy of all representations and warranties and the absence of any default, on June 26, 2027). The Lenders’ commitments under the Five-Year Facility will expire and the borrowings thereunder will mature on June 27, 2030. The Company may, from time to time and by written notice to the Administrative Agent given not fewer than 30 days and not more than 120 days prior to any anniversary of June 27, 2025, request that the Lenders extend the commitments under the Five-Year Facility for an additional period of one year.

At the Company’s option, under each New Facility, revolving loans denominated in U.S. Dollars will bear interest at a floating rate per annum based on a margin over a Term SOFR-based rate for a one, three or six month interest period as selected by the Company or a margin over a floating rate per annum determined by reference to the highest of (i) the prime rate, (ii) the federal funds effective rate plus 0.50% per annum, and (iii) a Term SOFR-based rate for a one month interest period plus 1% per annum.

In addition, the Company will pay a commitment fee on the aggregate unused commitments as follows: (i) in the case of the 364-Day Facility, at a rate of 0.0175% per annum, and (ii) in the case of the Five-Year Facility, at a rate (ranging from 0.04% to 0.10%) determined by Company’s issuer rating established by Fitch Ratings Inc., Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. Also, the Company will pay to each Lender a term-out fee of 0.75% of the amount of any loans outstanding under the 364-Day Facility on June 26, 2026.

The New Facilities’ other terms are substantially similar to the terms of the facility they replaced, including customary covenants that restrict the Company’s and its borrowing subsidiaries’ ability to create liens or other encumbrances, enter into sale and leaseback transactions and enter into consolidations, mergers and transfers of all or substantially all of their respective assets. Each New Facility contains customary events of default that would permit the lenders to accelerate the loans, including the failure to make timely payments under the New Facilities or other material indebtedness, the failure to satisfy covenants and specified events of bankruptcy and insolvency.

The Company has agreed to guarantee any obligations of any of its subsidiaries that are entitled to borrow the funds under the New Facilities. Borrowings under the New Facilities may be used for general corporate purposes.

The New Facilities are led by J.P. Morgan Chase Bank, N.A., BofA Securities, Inc., BNP Paribas Securities Corp., Wells Fargo Securities, LLC and Deutsche Bank Securities Inc., as Joint Lead Arrangers and Joint Bookrunners. Barclays Bank PLC and MUFG Bank, Ltd. are Documentation Agents for each of the New Facilities.

Certain of the Lenders, and their respective affiliates, have performed, and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The foregoing description is qualified in its entirety by reference to the New Facilities, which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit 10.1	364-Day Credit Agreement, dated as of June 27, 2025, among Automatic Data Processing, Inc., the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., BNP Paribas, Wells Fargo Bank, N.A. and Deutsche Bank Securities Inc., as Syndication Agents, and Barclays Bank PLC and MUFG Bank, Ltd., as Documentation Agents.

Exhibit 10.2	Five-Year Credit Agreement, dated as of June 27, 2025, among Automatic Data Processing, Inc., the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., BNP Paribas, Wells Fargo Bank, N.A. and Deutsche Bank Securities Inc., as Syndication Agents, and Barclays Bank PLC and MUFG Bank, Ltd., as Documentation Agents.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOMATIC DATA PROCESSING, INC.

Date: June 27, 2025	By:	/s/ David Kwon
		Name:	David Kwon
		Title:	Vice President